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                                                                   EXHIBIT 23(B)
                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
Pioneer Financial Corporation
Chester, Virginia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 12, 1993, relating to the consolidated financial statements and schedules of Pioneer Financial Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1993.
We also consent to the reference to us under the caption "Experts" in the Prospectus.
                                          BDO Seidman
Richmond, Virginia
July 7, 1994